SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2002

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant’s Telephone Number, Including Area Code)

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

The following Exhibits are filed herewith

99.1 Press Release.

Item 9.    Regulation FD Disclosure

On October 31, 2002, Dresser, Inc. (the “Company”) issued a press release to announce it had implemented restructuring programs affecting several of its business units. In addition, the Company announced it would incur restructuring and other expenses of $14.5 million in the third quarter of 2002. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by this reference.

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SIGANTURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC.

Date:	October 31, 2002	By:	/s/ PATRICK M. MURRAY
Patrick M. Murray Chief Executive Officer

/s/ JAMES A. NATTIER
James A. Nattier Executive Vice President Chief Financial Officer

/s/ DALE B. MIKUS
Vice President – Finance and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.

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